EXHIBIT 10.2

FOURTH AMENDMENT TO second amended and restated credit agreement and REaffirmation agreement

This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND REAFFIRMATION AGREEMENT, dated as of August 9, 2019 (this “Amendment and Reaffirmation”), is entered into by and among CALENCE, LLC, a Delaware limited liability company, INSIGHT DIRECT USA, INC., an Illinois corporation, INSIGHT PUBLIC SECTOR, INC., an Illinois corporation (each a “Reseller” and collectively, the “Resellers”), INSIGHT ENTERPRISES, INC., a Delaware corporation (“Parent Guarantor”), INSIGHT CANADA HOLDINGS, INC., f/k/a Insight Canada, Inc., INSIGHT NORTH AMERICA, INC., INSIGHT DIRECT WORLDWIDE, INC., INSIGHT RECEIVABLES HOLDING, LLC and INSIGHT TECHNOLOGY SOLUTIONS, INC. (collectively, the “Subsidiary Guarantors” and, together with the Resellers and the Parent Guarantor, the “Reaffirming Parties”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company as Administrative Agent, Collateral Agent, Syndication Agent, and Administrative Agent (“WFCF”, or the “Agent” as the context may require).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Existing Credit Agreement (as defined below).

WHEREAS, the Resellers, the Lenders and the Agent have entered into the Second Amended and Restated Credit Agreement dated as of June 23, 2016 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended hereby, the “Credit Agreement”);

WHEREAS, Parent Guarantor and WFCF have entered into the Amended and Restated Parent Guaranty dated as of April 26, 2012 (as the same has been amended, supplemented or otherwise modified prior to the date hereof, the “Parent Guaranty”);

WHEREAS, the Subsidiary Guarantors and WFCF have entered into the Amended and Restated Subsidiary Guaranty dated as of April 26, 2012 (as the same has been amended, supplemented or otherwise modified prior to the date hereof, the “Subsidiary Guaranty”, and together with the Parent Guaranty, the “Reaffirmed Guaranties”);

WHEREAS, this Amendment and Reaffirmation is being executed and delivered pursuant to Section 17.2 of the Existing Credit Agreement; and

WHEREAS, the Parent Guarantor and Subsidiary Guarantors wish to reaffirm the terms and conditions of the Reaffirmed Guaranties to which they are a party.

NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto hereby agree as follows:

1.

Amendments to Exhibit B.  Subject to the satisfaction of the conditions set forth in Section 3 below, the parties hereby agree to the following amendments to Exhibit B and the preamble, as applicable, to the Existing Credit Agreement:

A.  The following definitions are added to Exhibit B of the Existing Credit Agreement in the appropriate alphabetical order therein:

“Convertible Debt Security” means debt securities, the terms of which provide for conversion into, or exchange for, Qualified Equity Interests of the Parent Guarantor, cash in lieu thereof or a combination of such Qualified Equity Interests and cash in lieu thereof (or other securities or property following a merger event, reclassification or other change of the common stock (or other Qualified Equity Interests) of the Parent Guarantor).

“Fourth Amendment Effective Date” means August __, 2019.

“Permitted Bond Hedge” means any Swap Agreement that is settled (after payment of any premium or any prepayment thereunder) through the delivery of cash and/or Equity Interests (other than Disqualified Equity Interests) of the Parent Guarantor (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent Guarantor) and is entered into in connection with any Convertible Debt Securities of the Parent Guarantor, one of the purposes of which is, together with any Permitted Warrant entered into concurrently therewith, to provide for an effectively higher conversion premium.

“Permitted Convertible Debt Hedge Transaction” means (i) any Permitted Bond Hedge and any Permitted Warrant or (ii) any capped call or similar transaction having substantially the same economic effect as the foregoing.

“Permitted Share Repurchase Transaction” means an accelerated share repurchase transaction or other structured share repurchase transaction entered into by the Parent Guarantor for the purpose of purchasing its Qualified Equity Interests.

“Permitted Warrant” means one or more call options settled through the delivery of cash, Qualified Equity Interests of the Parent Guarantor (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent Guarantor) or a combination of cash and Qualified Equity Interests of the Parent Guarantor, sold concurrently with the entry into one or more Permitted Bond Hedges and having an initial strike or exercise price (howsoever defined) that is greater than the strike or exercise price (howsoever defined) of such Permitted Bond Hedge.

B.  The following definitions set forth in Exhibit B of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

“Equity Interests” means shares of capital stock, partnership interests and entitlements, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any and all Convertible Debt Securities, Permitted Convertible Debt Hedge Transactions and Permitted Share Repurchase Transactions.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) any bona-fide earn-

out obligation until such obligation becomes (or should become) a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of obligations, liabilities or indebtedness of the type described in clauses (a) through (e) and (g) through (l) of this definition, (g) all Capitalized Lease Obligations of such Person, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (unless cash collateralized with cash and/or cash equivalents in a manner permitted hereunder), (i) the principal component of all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) Attributable Receivables Indebtedness, (k) all Attributable Debt of such Person under Sale and Leaseback Transactions, (l) with respect to any Subsidiary of the Parent Guarantor, any Disqualified Equity Interests of such Person and (m) all Net Mark-to-Market Exposure of such Person under all Swap Agreements; provided that the term “Indebtedness” shall not include any of (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) the Net Mark-to-Market Exposure with respect to any Permitted Convertible Debt Hedge Transaction and any Permitted Share Repurchase Transaction.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  For all purposes hereof, Indebtedness of the Parent Guarantor and its Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business; provided that the intercompany liabilities of Subsidiaries that are not Loan Parties which are owed to Loan Parties shall be excluded solely to the extent the aggregate outstanding principal amount of such liabilities does not exceed $20,000,000.

“Secured Obligations” means (a) the Obligations, (b) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Parent Guarantor or any Subsidiary, monetary or otherwise, under each Swap Agreement entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Swap Agreement was entered into and (c) Banking Services Obligations; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party; and provided further that no Permitted Convertible Debt Hedge Transaction and no Permitted Share Repurchase Transaction shall be a Secured Obligation.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including, for the avoidance of doubt, any Permitted Convertible Debt Hedge Transaction and any Permitted Share Repurchase Transaction); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or the Subsidiaries shall be a Swap Agreement.

C.Section 11.3(m) of the Existing Credit Agreement is hereby deleted in its entirety as the following clauses (m) and (n) are hereby substituted therefor:

(m) the Parent Guarantor or any Subsidiary may engage in a sale, lease, transfer or other disposition of any assets not described above so long as such assets, when taken together with all other assets sold, leased, transferred or otherwise disposed of pursuant to this clause (m) in any fiscal year, does not constitute a Substantial Portion of the assets of the Parent Guarantor and its Subsidiaries; and

(n) Dispositions of Equity Interests of the Parent Guarantor upon (i) settlement of any Convertible Debt Security or (ii) the exercise of any Permitted Warrant.

D.  Section 11.5 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

11.5Swap Agreements.  Each of the Resellers, the Parent Guarantor and each of the Domestic Subsidiaries will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Parent Guarantor or any Domestic Subsidiary has actual exposure (other than those in respect of Equity Interests of the Parent Guarantor or any of its Domestic Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates with respect to any interest-bearing liability or investment of the Parent Guarantor or any Domestic Subsidiary, (c) Permitted Convertible Debt Hedge Transactions, and (d) Permitted Share Repurchase Transactions.

E.  Section 11.6 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

11.6Restricted Payments.  None of the Resellers or the Parent Guarantor will, and none will permit any of its Domestic Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Parent Guarantor may declare and make Restricted Payments with respect to its Equity Interests payable solely in shares of its common stock, (b) (i) Subsidiaries may declare and make Restricted Payments ratably with respect to their Equity Interests, and (ii) a Subsidiary may make distributions to allow for the payment of any U.S. federal, state, local, or non-U.S. Taxes (including UK Tax) that are due and payable by any group of corporations that includes the Subsidiary and with which the Subsidiary joins in filing any consolidated, combined, unitary, or similar tax returns, determined as if the Subsidiary filed such tax returns separately as the parent of an affiliated (or similar) group that included the Subsidiary and its subsidiaries, (c) so long as no Default exists at the time thereof, the Parent Guarantor may redeem, repurchase, acquire or retire (i) any of its outstanding Equity Interests during the term of this Agreement so long as the Total Leverage Ratio is less than 2.25 to 1.00 (determined on a Pro Forma Basis after giving effect to the applicable redemption, repurchase, acquisition or retirement, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Guarantor or which financial statements are available) and (ii) to the extent the Parent Guarantor is unable to satisfy the Total Leverage Ratio requirement set forth in the foregoing clause (i), any of its outstanding Equity Interests during the term of this Agreement in an aggregate amount not to exceed $100,000,000 (with the understanding that this $100,000,000 basket is separate from the basket provided in the foregoing clause (i) and only available when the clause (i) basket is unavailable), (d) the Parent Guarantor may declare and pay distributions and dividends on its Equity Interests; provided, that, with respect to the foregoing clause (d), (1) no Default shall exist immediately before or immediately after giving effect to such distributions and dividends or be created as a result thereof and (2) each cash dividend declared by the Parent Guarantor shall be made within 90 days of the declaration thereof, (e) the Parent Guarantor may redeem, repurchase, acquire or retire any of its outstanding Qualified Equity Interests upon the exercise, termination or unwind of any Permitted Convertible Debt Hedge Transaction or upon conversion, exchange, repurchase, redemption or retirement of any Convertible Debt Security, (f) the Parent Guarantor may make Restricted Payments (A) in connection with (including, without limitation, purchases of) any Permitted Convertible Debt Hedge Transaction, (B) to settle any Permitted Warrant (i) by delivery of its Qualified Equity Interests, (ii) by set-off against the related Permitted Bond Hedge or (iii) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments and/or deliveries received pursuant to the settlement of any related Permitted Bond Hedge (subject to any increase in the price of the underlying common stock since the settlement of such Permitted Bond Hedge), (C) to terminate any Permitted Warrant or (D) to terminate any Permitted Share Repurchase Transaction, and (g) the Parent Guarantor may make cash payments in lieu of the issuance of fractional shares in connection with the exercise, conversion or settlement of any Convertible Debt Hedge Transaction or cash payments on any Convertible Debt Security in accordance with its terms.

F.  Paragraph (g) of Section 12.1 is hereby amended and restated in its entirety as follows:

(g)any event or condition (other than, with respect to Indebtedness consisting of a Swap Agreement, any early payment or delivery requirement, settlement, unwinding or termination thereof not arising as a result of a default by the Parent Guarantor or any Subsidiary thereunder) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms (or the occurrence of any transaction or event giving rise to the right to cause such redemption, repurchase, conversion or settlement) unless such redemption, repurchase, conversion or settlement (or related transaction or event) results from a default thereunder or an event of the type that constitutes an Event of Default, (iii) any breach or default that is (x) remedied by the Parent Guarantor or the applicable Subsidiary or (y) waived (including in the form of an amendment) by the required holders of the applicable item of Indebtedness, in either case, (x) prior to acceleration of Loans and Commitments pursuant to this Section 12 and (y) so long as after giving effect to such waiver or remedy the holders of the applicable item of Indebtedness or any trustee or agent on its or their behalf may no longer cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or (iv) any voluntary termination of the JPMorgan Credit Agreement pursuant to Section 2.08 thereof;

2.

Reaffirmation of Reaffirmed Guaranties.  Without in any way establishing a course of dealing by the Agent or any Lender, the Parent Guarantor and Subsidiary Guarantors reaffirm the terms and conditions of the Reaffirmed Guaranties to which they are a party and acknowledge and agree that the Reaffirmed Guaranties remain in full force and effect and are hereby reaffirmed, ratified and confirmed.  Each Reaffirming Party represents and warrants that each representation and warranty made by such Reaffirming Party in each Reaffirmed Guaranty to which it is a party is true and correct on and as of the date hereof in all material respects (except to the extent such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date).

3.	Conditions of Effectiveness. The effectiveness of this Amendment and Reaffirmation is subject to the following conditions precedent:

(a)  the Agent shall have received counterparts of this Amendment and Reaffirmation duly executed by the Resellers, the Parent Guarantor, the Subsidiary Guarantors and the Required Lenders; and

(b)  Resellers shall have paid all documented out-of-pocket expenses and reasonable attorney fees incurred by the Agent in connection with the transactions evidenced by this Amendment and Reaffirmation to the extent invoiced prior to the Fourth Amendment Effective Date.

4.

Representation and Warranties.  Each Reseller hereby represents and warrants that (i) this Amendment and Reaffirmation and the Existing Credit Agreement as amended hereby constitute its legal, valid and binding obligation and are enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (ii) all of the representations and warranties of such Reseller set forth in the Credit Agreement are true and correct in all material (or in all respects if qualified by materiality) respects on and as of the date hereof (except to the extent such representations or warranties specifically relate to any earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects if qualified by materiality) as of such earlier date) and (iii) no Default has occurred and is continuing on and as of the date hereof.

5.	Effect on the Existing Credit Agreement.

(a)  Upon the effectiveness of this Amendment and Reaffirmation, on and after the date hereof, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Existing Credit Agreement, as amended and modified hereby.

(b) Except as expressly set forth herein, (i) the execution, delivery and effectiveness of this Amendment and Reaffirmation shall neither operate as a waiver of any rights, power or remedy of the Agents or the Lenders under the Existing Credit Agreement or any other documents executed in connection with the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement nor any other document executed in connection therewith and (ii) the Existing Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith and are hereby ratified and confirmed.

6.	Governing Law. This Amendment and Reaffirmation shall be construed in accordance with and governed by the law of the State of New York.
7.	Headings. Section headings in this Amendment and Reaffirmation are included herein for convenience of reference only and shall not constitute part of this Amendment and Reaffirmation.
8.

Counterparts.  This Amendment and Reaffirmation may be executed in any number of counterparts and by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.  This Amendment and Reaffirmation shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  Delivery of an executed counterpart of a signature page of this Amendment and Reaffirmation by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment and Reaffirmation.

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IN WITNESS WHEREOF, this Amendment and Reaffirmation has been duly executed and delivered on the date first above written.

CALENCE, LLC, as a Reseller

By:  /s/ Lynn Willden______________
Name: Lynn Willden
Title: SVP Treasurer

INSIGHT DIRECT USA, INC., as a Reseller

By:  /s/ Lynn Willden______________
Name: Lynn Willden
Title: SVP Treasurer

INSIGHT PUBLIC SECTOR, INC., as a Reseller

By:  /s/ Lynn Willden______________
Name: Lynn Willden
Title: SVP Treasurer

INSIGHT ENTERPRISES, INC., as Parent Guarantor

By:  /s/ Lynn Willden______________
Name: Lynn Willden
Title: SVP Treasurer

INSIGHT CANADA HOLDINGS, INC., as Subsidiary Guarantor

By:  /s/ Lynn Willden______________
Name: Lynn Willden
Title: SVP Treasurer

INSIGHT NORTH AMERICA, INC., as Subsidiary Guarantor

By:  /s/ Lynn Willden______________
Name: Lynn Willden
Title: SVP Treasurer

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INSIGHT DIRECT WORLDWIDE, INC., as Subsidiary Guarantor

By:  /s/ Lynn Willden______________
Name: Lynn Willden
Title: SVP Treasurer

INSIGHT RECEIVABLES HOLDING, LLC, as Subsidiary Guarantor

By:  /s/ Lynn Willden______________
Name: Lynn Willden
Title: SVP Treasurer

INSIGHT TECHNOLOGY SOLUTIONS, INC., as Subsidiary Guarantor

By:  /s/ Lynn Willden______________
Name: Lynn Willden
Title: SVP Treasurer

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ACKNOWLEDGED AND AGREED:

WELLS FARGO CAPITAL FINANCE, LLC
as Administrative Agent, Collateral Agent and as a Lender

By: /s/ Lloyd M. Squire__________________________

Name:  Lloyd M. Squire
Title:  Regional Manager

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BRANCH BANKING AND TRUST COMPANY,

as a Lender,

By:/s/ Vicount P. Cornwall

Name:  Vicount P. Cornwall

Title:  Senior Vice President

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BANK OF AMERICA, N.A.,

as a Lender,

By:/s/ Alain Pelanne

Name:  Alain Pelanne

Title:  Vice President

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ZIONS BANCORPORATION, N.A. dba

NATIONAL BANK OF ARIZONA,

as a Lender,

By:/s/ Sabina Aaronson

Name:  Sabina Aaronson

Title:     Vice President

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BOKF, NA d/b/a BOK FINANCIAL

f/k/a BOKF, NA d/b/a BANK OF ARIZONA,

as a Lender,

By:/s/ Alec Hansen

Name:  Alec Hansen

Title:    Vice President